As filed with the Securities and Exchange Commission on October 23, 2001
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMPUTER SCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	95-2043126
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2100 East Grand Avenue
El Segundo, California 90245
(310) 615-0311
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

HAYWARD D. FISK, ESQ.
Vice President, General Counsel and Secretary
Computer Sciences Corporation
2100 East Grand Avenue
El Segundo, California 90245
(310) 615-0311
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

RONALD S. BEARD, ESQ.
BRIAN D. KILB, ESQ.
Gibson, Dunn & Crutcher LLP
333 S. Grand Avenue
Los Angeles, CA 90071-3197
(213) 229-7000

          Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

(The facing page is continued on the following page)

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee

Debt Securities	(2), (3), (8)	(2)	(2)	see below

Preferred Stock	(2), (4), (8)	(2)	(2)	see below

Common Stock	(2), (5), (8)	(2)	(2)	see below

Stock Purchase Contracts	(2), (6), (8)	(2)	(2)	see below

Stock Purchase Units	(2), (7), (8)	(2)	(2)	see below

Total	$1,500,000,000(2)	(2)	$1,500,000,000(2)	$375,000

(1)	Exclusive of accrued interest and dividends, if any. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2)
In no event will the aggregate maximum offering price of all securities issued, from time to time, pursuant to this Registration Statement exceed $1,500,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. Such amount represents the offering price of any preferred stock and common stock, the principal amount of any debt securities issued at their stated principal amount, the issue price rather than the principal amount of any debt securities issued at an original issue discount, and the issue price of any securities issued upon settlement of the stock purchase contracts or stock purchase units. The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. Any offering of securities denominated other than in U.S. dollars will be treated as the equivalent of U.S. dollars based on the exchange rate applicable to the purchase of such securities at the time of initial offering. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3)
Subject to footnote (2), there is being registered hereunder an indeterminate principal amount of debt securities as may be sold, from time to time, for the account of the Registrant. If any debt securities are being issued at an original issue discount, then the offering price may be in such greater principal amount as shall result in the aggregate initial offering price not to exceed $1,500,000,000, less the dollar amount of any securities previously issued hereunder.

(4)	Subject to footnote (2), there is being registered hereunder an indeterminate number of shares of the Registrant’s preferred stock as may be sold, from time to time, for the account of the Registrant.

(5)
Subject to footnote (2), there is being registered hereunder an indeterminate number of shares of the Registrant’s common stock as may be sold from time to time by the Registrant, including shares of other classes or series of the Registrant’s common stock that may be issued upon reclassification of unissued, authorized common stock of the Registrant. Each share of the Registrant’s common stock includes a right to purchase one four-thousandths of a share of the Company’s Series A Junior Participating Preferred Stock or common stock pursuant to the Rights Agreement between the Registrant and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, as amended.

(6)	Subject to footnote (2), there is being registered hereunder an indeterminate amount and number of stock purchase contracts, representing obligations to purchase preferred stock or common stock.

(7)
Subject to footnote (2), there is being registered hereunder an indeterminate amount and number of stock purchase units, consisting of stock purchase contracts together with debt securities, preferred stock, common stock or debt obligations of third parties securing the holders’ obligations to purchase the securities under the stock purchase contracts.

(8)
Subject to footnote (2), there is also being registered hereunder such indeterminate amount of securities (including shares or other classes of the Registrant’s stock that may be issued upon reclassification of unissued, authorized stock of the Registrant) as may be issued in exchange for or upon conversion of, as the case may be, the debt securities or preferred stock registered hereunder and such indeterminate amount of securities as may be issued upon settlement of the stock purchase contracts or stock purchase units registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the debt securities or preferred stock.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated October 23, 2001

PROSPECTUS

$1,500,000,000

Computer Sciences Corporation

Debt Securities
Preferred Stock
Common Stock
Stock Purchase Contracts
Stock Purchase Units

          This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of debt securities, preferred stock, common stock, stock purchase contracts and stock purchase units described in this prospectus in one or more offerings. This prospectus provides a general description of the securities we may offer. Each time we sell securities we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

          The aggregate initial offering price of all securities sold under this prospectus will not exceed $1,500,000,000.

          Our common stock is listed on the New York Stock Exchange under the symbol “CSC.”

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            ,
          No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information.

          Within this prospectus, we sometimes refer to years without specifying a month or day. In all such cases, unless we specifically refer to a calendar year, the reference is to our fiscal year ended on the Friday closest to March 31 of such year. Whenever we refer to the “Company,” to “us” or to “our company” or use the terms “we” or “our” in this prospectus, we are referring to Computer Sciences Corporation and its subsidiaries. However, for purposes of the sections entitled “Description of Debt Securities,” “Description of the Capital Stock” and “Description of Stock Purchase Contracts and Stock Purchase Units,” whenever we refer to the “Company,” to “us” or to “our company,” or use the terms “we” or “our,” we are referring only to Computer Sciences Corporation. Whenever we refer to the “securities” in this prospectus, we are referring to the debt securities, common stock, preferred stock, stock purchase contracts and stock purchase units described in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any document we file at the SEC’s public reference room in Washington, D.C., at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies from the SEC’s public reference room by mail at prescribed rates. Please call the SEC at 1-800-732-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov. You may read and copy reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. Information about our company is also available to the public from our website at http://www.csc.com.

          We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about us and the securities. You may inspect the registration statement and its exhibits without charge at the office of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.

          The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus. The information filed by us with the SEC in the future will update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all the securities:

1.	Our Amended Annual Report on Form 10-K/A for the fiscal year ended March 30, 2001;

2.	Our Quarterly Report on Form 10-Q for the quarter ended June 29, 2001;

3.	Our Current Reports on Form 8-K dated May 14, 2001, May 23, 2001, and June 8, 2001; and

4.	The description of our common stock and preferred stock purchase rights contained in our Registration Statement on Form 8-A dated February 25, 1998.

          You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Investor Relations
Computer Sciences Corporation
2100 East Grand Avenue
El Segundo, California 90245
(310) 615-0311

FORWARD-LOOKING STATEMENTS

          This prospectus contains or incorporates by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecasts,” and the like. These statements represent our intentions, plans, expectations and beliefs and are subject to risks, uncertainties and other factors. Many of these factors are outside our control and could cause actual results to differ materially from such forward-looking statements. These factors include, among others:

•	competitive pressures

•	our ability to consummate strategic acquisitions and form alliances

•	our ability to attract and retain key personnel

•	changes in the demand for information technology outsourcing and business process outsourcing

•	changes in U.S. federal government spending levels for information technology services

•	our ability to continue to develop and expand our service offerings to address emerging business demands and technological trends

•	changes in the financial condition of our commercial customers

•	the future profitability of our customer contracts

•	general economic conditions and fluctuations in currency exchange rates in countries in which we do business

•	other risks discussed in this prospectus, the applicable prospectus supplement and our filings with the SEC

THE SECURITIES WE MAY OFFER

          This prospectus is part of a registration statement we filed with the SEC pursuant to a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus up to a total dollar amount of $1,500,000,000. We may sell these securities either separately or in combination with other securities as units.

          The types of securities that we may offer and sell by this prospectus are:

•	debt securities, which we may issue in one or more series and which may be unsubordinated or subordinated in ranking;

•	preferred stock, which we may issue in one or more series;

•	common stock;

•	stock purchase contracts; and

•	stock purchase units.

          We may issue debt securities convertible into or exchangeable for shares of our common stock or our preferred stock. We also may issue preferred stock convertible into or exchangeable for shares of our common stock, another series of our preferred stock or another class of our preferred stock.

          This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of the particular securities offered. In each prospectus supplement we will include the following information:

•	the type and amount of securities which we propose to sell;

•	the initial public offering price of the securities;

•	the names of the underwriters or agents, if any, through or to which we will sell the securities;

•	any compensation of those underwriters or agents;

•	information about any securities exchanges or automated quotation systems on which the securities will be listed or traded;

•	any material United States federal income tax considerations applicable to the securities; and

•	any other material information about the offering and sale of the securities.

THE COMPANY

          We are one of the world leaders in the information technology (“IT”) services industry. For forty-two years, we have helped our clients use IT more efficiently to improve their operations and profitability.

          We offer a broad array of professional services to clients in the global commercial and government markets, specializing in the application of advanced and complex IT to achieve our customers’ strategic objectives. Our services include:

•
Outsourcing—Operating all or a portion of a client’s technology infrastructure, including systems analysis, applications development, network operations, desktop computing and data center management, or managing a client’s non-core business functions, such as claims processing, credit checking, or customer call centers.

•	Systems Integration—Designing, developing, implementing and integrating complete information systems.

•
Management Consulting/Professional Services—Advising clients on the strategic acquisition and use of IT, and on business strategy, security, modeling, simulation, engineering, operations, change management and business process reengineering.

          We also license software systems for vertical markets and provide end-to-end e-business solutions that meet the needs of large commercial and government clients. We provide flexible and scalable solutions to our clients’ business challenges by applying our experience designing, building and maintaining large, complex mission-critical systems.

          We do not have exclusive agreements with hardware or software providers. We believe that our “vendor neutrality” enables us to better identify and manage solutions specifically tailored to each client’s needs.

          We provide services primarily in global commercial industries and to the U.S. federal government.

          We provide services to global commercial clients in a number of industries, including the following:

•	aerospace/defense

•	automotive

•	chemical and energy

•	consumer goods

•	financial services

•	healthcare

•	manufacturing

•	media

•	public sector

•	retail/distribution

•	telecommunications

•	traffic and transportation

•	travel and hospitality

•	utilities

          We are incorporated under the laws of Nevada. Our principal executive offices are located at 2100 East Grand Avenue, El Segundo, California 90245, and our telephone number is (310) 615-0311.

USE OF PROCEEDS

          We intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, the repayment of existing indebtedness, or for any other purposes that may be described in an accompanying prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

          The ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for each of our last five fiscal years and for the three months ended June 29, 2001 appear below. We computed the ratio of earnings to fixed charges by dividing the sum of fixed charges and income before taxes by fixed charges. We calculated the ratio of earnings to combined fixed charges and preferred stock dividends as described above except that fixed charges were combined with preferred stock dividends for the periods indicated. The ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends are identical for the periods indicated because we had no outstanding preferred stock and paid no preferred stock dividends during such periods. Fixed charges consist of interest expense and the estimated interest component of rent expense.

	Three Months Ended June 29, 2001	Fiscal Years Ended
		March 30, 2001	March 31, 2000	April 2, 1999	April 3, 1998	March 28, 1997
Ratio of earnings to fixed charges	2.24x	2.85x	6.01x	5.72x	2.98x	4.23x
Ratio of earnings to combined fixed charges and preferred stock dividends	2.24x	2.85x	6.01x	5.72x	2.98x	4.23x

DESCRIPTION OF DEBT SECURITIES

          This section describes the general terms and provisions of our debt securities. We may issue our debt securities separately, upon conversion of or in exchange for our preferred stock or other debt securities or as part of a stock purchase unit. The debt securities will be our direct unsecured general obligations. The debt securities will be either unsubordinated debt securities or subordinated debt securities. Unsubordinated debt securities will be issued under one or more unsubordinated indentures and subordinated debt securities will be issued under one or more subordinated indentures, in each case between us and a trustee chosen by us that is qualified to act as such under the Trust Indenture Act of 1939, as amended. Together the unsubordinated indentures and the subordinated indentures are called the indentures. References in this prospectus to an indenture are references to the applicable indenture under which a particular series of debt securities is issued. The indentures may be amended or supplemented from time to time and are governed by the Trust Indenture Act.

          We have summarized material provisions of the indentures below. The summary is not complete. We are filing the forms of the indentures as exhibits to the registration statement of which this prospectus is a part, and you may inspect them as described under the heading “Where You Can Find More Information” at page 3. In the summary below, we have included references to section numbers of the applicable indentures so that you can easily locate these provisions. We will describe the particular terms of each series of debt securities in the prospectus supplement or prospectus supplements relating to such series.

Terms of the Debt Securities

          The unsubordinated debt securities will rank equally with all of our other unsecured unsubordinated debt. The subordinated debt securities will have a junior position to all of our unsubordinated debt.

          A prospectus supplement relating to a series of debt securities will include specific terms related to that series of debt securities. These terms will include some or all of the following:

•	the title;

•	any limit on the amount that may be issued;

•	whether or not such series of debt securities will be issued in global form, the terms upon which a global security may be exchanged for definitive securities and who the depositary will be;

•	the maturity date(s);

•
the annual interest rate(s) (which may be fixed or variable) or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record dates for interest payment date(s) or the method for determining such date(s);

•	any index we may use to determine the amount of payment of principal of, premium, if any, and interest on the debt securities;

•	our right, if any, to extend interest payment periods or defer the payment of interest and the maximum length of any such extension or deferral period;

•
the date, if any, after which, and the price(s) at which, such series of debt securities may, pursuant to any optional redemption provisions, be redeemed at our option, and other related terms and provisions;

•	the form of the securities of each series;

•
the date(s), if any, on which, and the price(s) at which, we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, such series of debt securities and other related terms and provisions;

•	any provisions granting special rights to holders when a specified event occurs;

•	any changes to or additional events of default or covenants;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

•	any trustees, authenticating agents or paying agents with respect to each series of debt securities, if different from those in the indenture;

•	the denominations in which such series of debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency or currencies (including any composite currency) in which principal or interest or both may be paid;

•
if the principal amount is not determinable as of a date prior to maturity, the amount which will be deemed to be the outstanding principal for any date, or the manner in which the deemed principal amount will be determined;

•
whether the debt securities will be convertible into or exchangeable for any other securities and the terms and conditions upon which a conversion or exchange may occur, including the initial conversion or exchange price or rate or its method of calculation, how and when the conversion price or exchange ratio may be adjusted, the conversion or exchange period, whether conversion or exchange is mandatory, at the option of the holder or at our option, and any additional provisions;

•	if other than the entire outstanding principal, the portion of the principal payable upon the acceleration of the maturity due to an event of default;

•	whether and upon what terms such series of debt securities may be defeased if different from the provisions set forth in the indenture;

•	the dates for required reports to the trustee for any series of debt securities that do not bear interest;

•	the terms of any repurchase or remarketing rights; and

•
any other terms with respect to such series of debt securities, including any terms required by or advisable under United States laws or regulations or advisable in connection with the marketing of the securities of that series. (Section 2.01)

Global Securities

          If the debt securities are represented by one or more global securities, the applicable prospectus supplement will describe the terms of the depositary arrangement with respect to such securities.

Redemption

          If described in the applicable prospectus supplement, we will have the right to redeem the debt securities, from time to time, in whole or in part, on the terms set forth in such prospectus supplement. Such terms will include the date after which we may redeem the debt securities and the price at which we may redeem the debt securities.

Covenants

          Under the indentures, we will:

•
pay the principal, interest and any premium on the debt securities when due and interest on overdue principal and interest, to the extent lawful, at the rate specified in the debt securities; (Section 4.01)

•	maintain a place of payment; (Section 4.02)

•	pay all taxes when they are due except where we are contesting such taxes in good faith and by appropriate proceedings; (Section 4.04)

•	maintain our corporate existence subject to the provisions described below relating to mergers and consolidations; (Section 4.05) and

•
deliver to the trustee copies of all reports and information filed with the SEC or, if we are not required to filed such documents with the SEC, deliver to the trustee the reports and information that would be required for a listed security. (Section 5.03)

          We will describe in the prospectus supplement any other restrictive covenants applicable to a series of debt securities.

Limitation on Our Ability to Consolidate, Merge and Sell Assets

          Without the consent of the holders of any of the debt securities, we may consolidate with, or merge into, or sell, transfer, lease or convey our assets substantially as an entirety to any domestic corporation, if:

•	any successor corporation expressly assumes all of our obligations under the debt securities and the indenture,

•
immediately before and after giving effect to the transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing, and

•
the entity formed by or surviving any such consolidation or merger (if other than us) or to which such sale, transfer, lease or conveyance shall have been made, is a corporation organized and existing under the laws of the United States of America, any state, or the District of Columbia. (Section 10.01)

          The supplemental indenture pertaining to any series of debt securities may provide for different provisions relating to the consolidation with, or merger into, or sale, transfer, lease or conveyance of our assets. In such cases, the terms of the supplemental indenture will govern for the purposes of such series of debt securities.

Events of Default

          The following are events of default under the indenture with respect to any series of debt securities issued under such indenture:

•	failure to pay interest when due if such failure continues for 90 days and the time for payment has not been extended or deferred pursuant to the terms of the applicable series of debt securities;

•	failure to pay the principal (or premium, if any) when due;

•
failure to observe or perform any other covenant contained in the debt securities or such indenture (other than a covenant specifically relating to another series of debt securities) if such failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events of bankruptcy, insolvency or reorganization.

          In the event of default with respect to debt securities of any series, unless the principal of all the securities of that series has already become due and payable, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us (and to the trustee if notice is given by such holders), may declare the unpaid principal of such series due and payable immediately. (Section 6.01)

          The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to such series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest. Any such waiver shall cure such default or event of default. (Section 6.06)

          Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities if the trustee determines in good faith that the proceeding could result in personal liability, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	it is not in conflict with any law or the applicable indenture; and

•	it is not unduly prejudicial to the rights of the holders of the debt securities of another series. (Section 6.06)

          A holder of the debt securities of any series will only have the right to institute a proceeding under an indenture or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request, and such holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee; and

•
the trustee does not institute such proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after such notice, request and offer.

          The right of any holder to receive payment of principal, any premium or interest or to institute a suit for such payment shall not be impaired without the consent of such holder. (Section 6.04)

Modification of Indenture; Waiver

          We and the trustee may enter into a supplemental indenture or indentures without the consent of any holders of debt securities with respect to certain matters, including:

•
to fix any ambiguity, defect or inconsistency in any indenture or any series of debt securities including making any such changes as are required for such indenture to comply with the Trust Indenture Act;

•	to add covenants for the benefit of the holders of the debt securities or to surrender any of our rights or powers;

•	to comply with provisions in the indenture concerning consolidation, merger, the sale of assets or successor corporations;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add any additional events of default;

•	to change or eliminate any provisions of the indenture if the provision that is changed or eliminated does not apply to any outstanding debt securities;

•	to provide for the issuance of and terms and conditions of a series of debt securities or to add to the rights of the holders of any series of debt securities;

•	to provide for a successor trustee and to facilitate the administration of the trust by more than one trustee;

•	to secure the debt securities or to provide that any of our obligations under the debt securities will be guaranteed and the terms of such guarantees; and

•	to change anything that does not adversely affect the rights of any holder of debt securities of any series in any material respect. (Section 9.01)

          In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, the following changes may only be made with the consent of each holder of any outstanding debt securities affected:

•	to reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

•	to reduce the rate of or extend the time for payment of interest on any debt security;

•
to reduce the principal of or change the stated maturity of principal of, or any installment of principal of or interest on, any debt security or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of maturity;

•	to reduce the premium payable upon the redemption of any debt security;

•	to make any debt security payable in a currency other than that stated in that debt security; and

•
to impair the right to bring a lawsuit for the enforcement of any payment on or after the stated maturity of any debt security (or in the case of redemption, on or after the date fixed for redemption). (Section 9.02)

          An amendment of a provision included solely for the benefit of one or more series of debt securities does not affect the interests of the holders of any other series of debt securities. (Section 9.02)

          It will not be necessary for the consent of the holders to approve the particular form of any proposed supplement, amendment or waiver, but it shall be sufficient if such consent approves the substance of it. (Section 9.02)

Form, Exchange, and Transfer

          Unless otherwise specified in the form of the debt security of any series and in the applicable prospectus supplement, the debt securities of each series will be issued only as fully registered securities, without coupons, in denominations of $1,000 and any integral multiple thereof. Such registered debt securities will be registered as to principal and interest in the register maintained by the registrar for such debt securities. The indentures will provide that debt securities of a series may be issued in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to such series. (Sections 2.01, 2.03, 2.06 and 2.11)

          At the option of the holder, debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount. Subject to certain conditions and requirements in the indenture, beneficial interests in global debt securities may be transferred to persons to take delivery in the form of beneficial interests in global securities of the same series or may be exchanged for or transferred to persons who take delivery in the form of definitive debt securities. Also subject to certain conditions and requirements in the indenture, definitive debt securities may be exchanged for or transferred to persons who take delivery in the form of beneficial interests in global debt securities or definitive debt securities of the same series.

          Debt securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar) at the office of the security registrar. No service charge will be made for any registration of transfer or exchange of debt securities or issuance of new securities in case of the partial redemption of any series, but we may require payment of any taxes or other governmental charges.

          If the debt securities of any series are to be redeemed, we will not be required to:

•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of less than all the outstanding debt securities that may be selected for redemption and ending at the close of business on the day of such mailing;

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except for the unredeemed portion of any such debt securities being redeemed in part; or

•	register the transfer or exchange of any debt securities between the applicable record date and the interest payment date. (Section 2.05)

Information Concerning the Trustee

          The trustee, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of the indenture or adequate indemnity against such risk is not reasonably assured it. (Section 7.01)

          The trustee may resign with respect to one or more series of debt securities by giving a written notice to us and to the holders of that series of debt securities. The holders of a majority in principal amount of the outstanding debt securities of a particular series may remove the trustee by notifying us and the trustee. We may remove the trustee if:

•	the trustee acquires a “conflicting interest,” as such term is defined in the Trust Indenture Act, and fails to comply with Trust Indenture Act;

•	the trustee fails to comply with the eligibility requirements provided in the indenture; or

•	the trustee:

•	is incapable of acting,

•	is adjudged to be bankrupt or insolvent,

•	commences a voluntary bankruptcy proceeding, or

•	a receiver is appointed for the trustee, its property or its affairs for the purpose of rehabilitation, conservation or liquidation. (Section 7.10)

          If the trustee resigns or is removed or if the office of the trustee is otherwise vacant, we will appoint a successor trustee in accordance with the provisions of the applicable indenture. (Section 7.10)

          A resignation or removal of the trustee and appointment of a successor trustee shall become effective only upon the successor trustee’s acceptance of the appointment as provided in the applicable indenture. (Section 7.10)

Payment and Paying Agents

          The interest on any debt securities on any interest payment date will be paid to the person in whose name such debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for such interest. (Section 2.03)

          We will be required to appoint a paying agent for each series of the debt securities. The debt securities of a particular series will be surrendered for payment at the office of the paying agents designated by us. If we do not designate such an office, the corporate trust office of the trustee will serve as the office of the paying agent for such series. (Sections 4.02 and 4.03)

          All moneys paid by us to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof. (Section 11.06)

Governing Law

          The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York except to the extent that the Trust Indenture Act is applicable. (Section 13.04)

Defeasance of Debt Securities and Covenants under Certain Circumstances

          If provided with respect to a series of debt securities, our obligations with respect to a particular series of debt securities will be discharged upon our irrevocable deposit with the trustee, in trust, of money or governmental obligations sufficient to pay at maturity or upon redemption all debt securities of that series which have not already been delivered to the trustee for cancellation, including

•	principal;

•	any unpaid premium;

•	any unpaid interest; and

•	all other payments due under the terms of the indenture with respect to such series of debt securities.

          Notwithstanding the above, we may not be discharged from the following obligations which will survive until the debt securities mature:

•	to make any interest or principal payments that may be required;

•	to register the transfer or exchange of debt securities;

•	to replace stolen, lost or mutilated debt securities;

•	to maintain paying agencies; and

•	to appoint new trustees as required. (Sections 11.01 and 11.03)

          We also may not be discharged from the following obligations which will survive the satisfaction and discharge of the debt securities:

•	to compensate and reimburse the trustee in accordance with the terms of the indenture; and

•	to receive unclaimed payments held by the trustee for at least two years and remit such payments to the holders if required. (Section 11.03)

          Upon compliance with specified conditions, we will not be required to comply with some restrictive covenants contained in the applicable indenture and any supplemental indentures relating to such indenture, and any omission to comply with the obligations will not constitute a default or event of default relating to the debt securities. These conditions include:

•	the irrevocable deposit, in trust with a trustee for the benefit of the holders of the debt securities of such series, of

•	money, or

•	governmental obligations,

in each case, sufficient to pay all the principal of, and interest on the debt securities of such series to maturity or redemption, as the case may be, and all other sums payable by us under the indenture;

•
an event of default under the indenture as described in the first, second and fourth bullet points in the first paragraph under the caption “Events of Default” has not occurred and is not continuing, and an event which with notice or lapse of time or both would become such an event of default with respect to the debt securities has not occurred and is not continuing, on the date of such deposit;

•
the delivery to such trustee of an opinion of counsel or a ruling received by the Internal Revenue Service to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of such covenant defeasance and will be subject to federal income tax in the same amount and in the same manner and at the same times as would have been the case absent such exercise;

•	the trustee will not have a conflicting interest for the purposes of Trust Indenture Act with respect to any debt securities due to the defeasance;

•
the delivery to such trustee of a certificate signed by authorized persons and an opinion of counsel, each stating that all conditions precedent specified in the indenture relating to satisfaction and discharge have been complied with; and

•	compliance with any additional terms, conditions or limitations set forth in the debt securities of such series. (Section 11.03)

Compliance Certificates and Opinions of Counsel

          The indenture requires us to furnish the following to the trustee under certain circumstances:

•
in the case of any redemption of securities prior to the expiration of any restriction on redemption contained in the securities or the indenture, a certificate evidencing compliance with the restriction; (Section 3.02(a))

•	as may be required by the SEC, information, documents and reports as to compliance with the indenture; (Section 5.03(b))

•
prior to the closing of any consolidation, merger into, sale, transfer, lease or conveyance of our assets substantially as an entirety to any domestic corporation, a certificate and an opinion of counsel as to compliance with the indenture and the conditions set forth under the heading “Limitation on Our Ability to Consolidate, Merge and Sell Assets”; (Section 10.01)

•
prior to any covenant defeasance, a certificate and an opinion of counsel, each stating that all conditions precedent specified in the indenture relating to satisfaction and discharge have been complied with; and (Section 11.03)

•
unless a certificate or opinion of counsel is not already required, in connection with any action that we may ask the trustee to take under the indenture, a certificate and/or an opinion of counsel as to compliance with conditions precedent in the indenture relating to the proposed action. (Section 13.06)

Subordination of Subordinated Debt Securities

          The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment of principal, premium, if any, and interest to certain of our other indebtedness to the extent described in a prospectus supplement or an officer’s certificate. The subordinated indenture does not limit the amount of subordinated debt securities which we may issue, nor does it limit us from issuing any other secured or unsecured debt. (Section 14.01)

DESCRIPTION OF THE CAPITAL STOCK

          The following description of our capital stock sets forth general terms and provisions of our common stock and preferred stock to which a prospectus supplement may relate, including a prospectus supplement providing that our common stock or preferred stock will be issued upon conversion of or exchange for our debt securities, upon conversion of or exchange for preferred stock or upon settlement of stock purchase contracts or stock purchase units. The following summary of our restated articles of incorporation, as amended, and bylaws does not describe the restated articles and bylaws entirely. We urge you to read our restated articles and bylaws which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” on page 3. On the date of this prospectus, our authorized capital stock consists of 750,000,000 shares of common stock, $1.00 par value, and 1,000,000 shares of preferred stock, $1.00 par value. Our restated articles do not authorize any other classes of capital stock.

Common Stock

          Holders of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders and may cumulate votes for the election of directors. The vote of the holders of a majority of the stock represented at a meeting at which a quorum is present is generally required to take stockholder action, unless a greater vote is required by law or specifically required by our restated articles or bylaws. Our bylaws provide that our president or secretary must call a special meeting of our stockholders if at least 75% of the holders of the outstanding voting stock requests such a meeting. Our bylaws require that any action taken by written consent of the stockholders without a meeting may be taken if authorized by the written consent of at least 90% of the outstanding voting shares. Additionally, our stockholders may amend our bylaws with the affirmative vote of not less than 75% of the outstanding voting shares. Except as provided below, our bylaws provide that our directors may be removed from office by the vote of stockholders representing not less than two-thirds of the outstanding voting shares. Any director or directors who constitute fewer than all of the incumbent directors may not be removed from office at any one time or as the result of any one transaction except upon the vote of stockholders owning sufficient shares to prevent each director’s election to office at the time of removal.

          Our restated articles provide for cumulative voting but a stockholder must demand cumulative voting in advance of the meeting in order for cumulative voting to apply at the meeting. In an election of directors under cumulative voting, each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A stockholder may then cast all of his or her votes for a single candidate or may allocate them among as many candidates as the stockholder may choose, up to the number of directors to be elected. Without cumulative voting, the holders of a majority of the shares present at an annual meeting or any special meeting held to elect directors have the power to elect all the directors to be elected at that meeting, and no person could be elected without the support of holders of a majority of the shares voting at the meeting.

          The holders of our common stock are entitled to receive ratably dividends, if any, that are declared by our board of directors out of funds legally available for the payment of dividends. In the event of our liquidation, dissolution or winding up, after all liabilities and the holders of each series of preferred stock have been paid in full, the holders of our common stock are entitled to share ratably in all remaining assets. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. Each outstanding share of our common stock is accompanied by a right to purchase our preferred stock, our common stock or the common stock of a successor company pursuant to the terms of a rights agreement. See “Computer Sciences Corporation Rights Plan.”

          Mellon Investor Services LLC is the Transfer Agent and Registrar for the shares of our common stock.

Preferred Stock

          Our board of directors may issue up to 1,000,000 shares of preferred stock in one or more series and, subject to the Nevada corporation law, may:

•	fix the rights, preferences, privileges and restrictions of the preferred stock;

•	fix the number of shares and designation of any series of preferred stock; and

•	increase the number of shares of any series of preferred stock.

          Our board of directors has the power to issue our preferred stock with voting, conversion and exchange rights that could negatively affect the voting power or other rights of our common stockholders, and the board of directors could take that action without stockholder approval. The issuance of our preferred stock could delay or prevent a change in control of our company.

          Our restated articles designate 200,000 shares of preferred stock as Series A Junior Participating Preferred Stock in connection with our stockholder rights plan, as described below. We refer to our Series A Junior Participating Preferred Stock as our Series A Preferred Shares. No Series A Preferred Shares are covered by this prospectus.

          If we offer any series of preferred stock, certain terms of that series of preferred stock will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the designation;

•	the number of authorized shares of the series in question;

•	the dividend rate (or method of calculation);

•	any voting rights, conversion rights, anti-dilution protections, exchangeability provisions and terms of any securities that are exchangeable for preferred stock;

•	any redemption provisions;

•	any liquidation preferences;

•	any sinking fund provisions; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Computer Sciences Corporation Rights Plan

          Under Nevada law, we may create and issue rights entitling the holders of the rights to purchase from us shares of capital stock of any class or classes, subject to provisions in our restated articles. We have summarized material provisions of our stockholder rights plan below. The summary is not complete. The terms of our stockholder rights plan are fully described in our rights agreement dated as of February 18, 1998 which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” on page 3.

          Under the rights agreement, each share of common stock is accompanied by the right, under specified circumstances, to purchase one four-thousandth of a share of the Series A Preferred Shares or our common stock or common stock of a successor company pursuant to the terms of the rights agreement.

          Until the Distribution Date (as defined below),

•	the rights are not exercisable,

•	the rights are attached to and trade only together with shares of our common stock, and

•	the stock certificates representing shares of our common stock also represent the rights attached to our common stock.

          The “Distribution Date” is the date, after the date of the rights agreement, that is the earliest of:

•
the first date of public announcement that any person, together with such person’s affiliates and associates (other than us or certain related entities, and with certain additional exceptions), has become the beneficial owner of 10% or more of the then outstanding shares of our common stock and our other capital stock entitled to voting rights (such person is a “10% Stockholder” and the date of such public announcement is the “10% Ownership Date”);

•
the tenth business day (or such later day as designated by our board of directors) following the date of the commencement of, or the first public announcement of an intention to make, a tender offer or exchange offer, the consummation of which would cause any person to become a 10% Stockholder; or

•
the first date, on or after the 10% Ownership Date, upon which we will consolidate or merge with another person in a transaction in which we are not the surviving corporation or in which all or part of the outstanding shares of our common stock are changed into or exchanged for stock or other securities of another person or cash or any other property, or upon which 50% or more of our consolidated assets or earning power are sold or transferred (other than in transactions in the ordinary course of business).

          Pursuant to the terms of the rights agreement, upon the close of business on the Distribution Date, the rights will separate from the shares of our common stock, certificates representing the rights will be issued, and the rights will become exercisable to purchase one four-thousandth of a share of the Series A Preferred Shares or our common stock or common stock of a successor company at an exercise price as provided in the rights agreement (currently $250). Under certain events described in the rights agreement, each right that is beneficially owned by a 10% Stockholder will be void. The exercise price, the number of outstanding rights and the Series A Preferred Shares or other securities issuable upon exercise of the rights are subject to adjustment from time to time as set forth in the rights agreement in order to prevent dilution.

          Unless the rights have expired or been redeemed or exchanged, they may be exercised at the option of the holders as provided in the rights agreement. No right may be exercised more than once. Until a right is exercised, the holder of the right will have no rights as a stockholder of our company (other than rights resulting from such holder’s ownership of shares of our common stock), including, without limitation, the right to vote or to receive dividends.

          Under certain conditions set forth in the rights agreement, our board of directors may, at its option:

•
direct us to redeem the rights in whole, but not in part, at a price per right as provided in the rights agreement (currently $.0005), as such redemption price will be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the rights agreement (but from and after the 10% Ownership Date, the rights are not redeemable); or

•
direct us to exchange all, but not less than all, of the then outstanding rights for shares of our common stock at an exchange ratio per right equal to that number of shares of our common stock which, as of the date of the our board of directors’ action, has a current market price equal to the difference between the exercise price and the current market price of the shares that would otherwise be issuable upon exercise of a right on such date.

          Except as described below, our board of directors may, from time to time, without the approval of any holders of rights, supplement or amend any provision of the rights agreement in any manner, whether or not such supplement or amendment is adverse to any holder of rights, and direct the rights agent to supplement or amend such provision.

          From and after the earliest of:

•	the 10% Ownership Date,

•	the first event of the type giving rise to exercise rights to purchase common stock of a successor corporation,

•	the date upon which our board of directors directs the redemption of the rights, or

•	February 18, 2008,

the rights agreement will not be supplemented or amended in any manner that would materially and adversely affect any holder of outstanding rights other than a 10% Stockholder. From and after the 10% Ownership Date, the rights agreement will not be supplemented or amended in any manner.

          The rights agreement is intended to protect our stockholders in the event of an unsolicited attempt to acquire us. Our rights could prevent or delay a takeover of our company by causing substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors. Our rights should not interfere with any merger or other business combination approved by our board of directors, since our stockholder rights may be redeemed by us for a price per right (currently $.0005) as described above.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

          We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates, which we refer to herein as “stock purchase contracts.” The price of the securities and the number of securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and common stock, preferred stock, debt securities, or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the common stock or preferred stock under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

          The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the purchase agreement for the stock purchase contracts or the stock purchase units, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

          The securities which may be offered pursuant to this prospectus and any prospectus supplement may be offered by us to one or more underwriters for public offering and sale by them or to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of such securities will be named in the applicable prospectus supplement. Sales of such securities may be effected by us from time to time in one or more types of transactions (which may include block transactions) on the New York Stock Exchange or other securities exchange, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the securities, through short sales of the securities, or a combination of such methods of sale. Such transactions may or may not involve brokers or dealers.

          Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may offer and sell the securities in exchange for one or more of our outstanding debt securities or other securities.

          In connection with the sale of the securities, underwriters may receive compensation in the form of underwriting discounts, concessions or commissions from us and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

          Direct sales of securities may be made on a national securities exchange or otherwise.

          Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Underwriters, dealers, agents and remarketing firms described below may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

          Certain of the underwriters, dealers, agents and remarketing firms and their associates may engage in transactions with, and perform services for, us in the ordinary course of business.

          Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the New York Stock Exchange and the Pacific Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

          Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities marketed by them.

          If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain purchasers to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

          Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. The persons engaging in these activities may discontinue any of these activities at any time.

LEGAL MATTERS

          Gibson, Dunn & Crutcher LLP of Los Angeles, California has rendered an opinion with respect to the validity of the securities being offered by this prospectus. If counsel for any underwriters passes on legal matters in connection with an offering of the securities described in this prospectus, we will name that counsel in the prospectus supplement relating to that offering.

EXPERTS

          The consolidated financial statements and financial statement schedule incorporated by reference in this registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$1,500,000,000

Computer Sciences Corporation

Debt Securities
Preferred Stock
Common Stock
Stock Purchase Contracts
Stock Purchase Units

PROSPECTUS

                        ,

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

          The Company estimates that the following expenses in connection with the offering described in this Registration Statement will be paid by the Company:

Securities and Exchange Commission registration fee	$ 375,000
Printing and engraving expenses*	125,000
Legal fees and expenses*	300,000
Accounting fees and expenses*	150,000
Trustee fees and expenses*	50,000
Blue Sky qualification fees and expenses*	20,000

$1,020,000

*	Estimated.

Item 15.    Indemnification of Directors and Officers

          Section 78.7502 of the Nevada General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 78.7502 further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. In the case of any action by or in the right of the corporation, no indemnification may be made for any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Section 78.7502 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

          The Registrant’s Restated Articles of Incorporation, as amended (the “Charter”), provide that the Registrant shall, to the fullest extent permitted by applicable law, indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was or has agreed to become a director or officer of the Registrant, or is serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or by reason of actions alleged to have been taken or omitted in such capacity or in any other capacity while serving as a director or officer. The indemnification of directors and officers shall be against all loss, liability and expenses actually and reasonably incurred by or on behalf of a director or officer in connection with such action, suit or proceeding, including any appeals; provided that with respect to any action, suit or proceeding initiated by a director or officer, the Registrant shall indemnify such director or officer only if the action, suit or proceeding was authorized by the Registrant’s Board of Directors, except with respect to a suit for enforcement of rights to indemnification or advancement of expenses in accordance with the procedure therefor prescribed in the Charter.

          The Charter also provides that the expenses of directors and officers incurred as a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Registrant as they are incurred and in advance of the final disposition of the action, suit or proceeding; provided that if applicable law so requires, the advance payment of expenses shall be made only upon receipt by the Registrant of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event it is ultimately determined by a final decision, order or decree of a court of competent jurisdiction that the director or officer is not entitled to be indemnified for such expenses under the Charter.

          The Registrant has entered into Indemnification Agreements with each of its directors and officers pursuant to which it has indemnified them against expenses incurred in connection with any claims made against them as a result of any act, omission, neglect or breach of duty committed or suffered while acting as a director or officer of the Registrant, or while serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. These Indemnification Agreements do not obligate the Registrant to make any payment in connection with a claim against a director or officer to the extent that: (a) payment is made under an insurance policy, except in respect of any deductible amount or any excess beyond the amount of payment under such insurance, (b) the director or officer is otherwise indemnified, (c) the claim is based upon the director or officer gaining any improper personal profit or advantage to which he or she is not legally entitled, (d) the claim is for an accounting of profits made from the purchase or sale by the director or officer of securities of the Registrant within the meaning of Section 16(b) of the Securities Exchange Act of 1934 or (e) the claim is brought about or contributed to by the dishonesty of the director or officer, but only if a judgment or other final adjudication adverse to the director or officer establishes that he or she committed acts of active and deliberate dishonesty, with actual dishonest purpose and intent, which acts were material to the cause of action so adjudicated. The Indemnification Agreements provide that the costs and expenses incurred by directors and officers in defending or investigating any action, suit, proceeding or investigation will be paid by the Registrant in advance of the final disposition of the matter upon receipt of a written undertaking by or on behalf of the director or officer to repay any such amounts if it is ultimately determined that he or she is not entitled to indemnification under his or her Indemnification Agreement. No such advance will be made by the Registrant, however, if, within 60 days of a request for such an advance, a determination is reasonably made by the Registrant’s Board of Directors or independent legal counsel, based upon the facts known at the time of such determination, that it is more likely than not it will ultimately be determined that the director or officer is not entitled to indemnification under his or her Indemnification Agreement.

          The Registrant currently maintains an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with or as a consequence of certain actions, suits or proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of the Registrant.

Item 16.    Exhibits

          The Exhibit Index is attached hereto and incorporated by reference.

Item 17.    Undertakings

          (a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          (d)  The undersigned registrant hereby undertakes that:

          (1)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e)  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on this 23rd day of October, 2001.

CO	MPUTER SCIENCES CORPORATION

/s/ VAN B. HONEYCUTT
By:
Van B. Honeycutt
Chairman and Chief Executive Officer

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Van B. Honeycutt, Leon J. Level and Hayward D. Fisk, and each of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ VAN B. HONEYCUTT Van B. Honeycutt	Chairman and Chief Executive Officer (Principal Executive Officer)	October 23, 2001

/S/ LEON J. LEVEL Leon J. Level	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	October 23, 2001

/S/ DONALD G. DEBUCK Donald G. DeBuck	Vice President and Controller (Principal Accounting Officer)	October 23, 2001

/S/ IRVING W. BAILEY, II Irving W. Bailey, II	Director	October 23, 2001

Signature	Title	Date

/S/ RODNEY F. CHASE Rodney F. Chase	Director	October 23, 2001

/S/ STEPHEN L. BAUM Stephen L. Baum	Director	October 23, 2001

/S/ WILLIAM R. HOOVER William R. Hoover	Director	October 23, 2001

/S/ THOMAS A. MCDONNELL Thomas A. McDonnell	Director	October 23, 2001

/S/ WARREN MCFARLAN Warren McFarlan	Director	October 23, 2001

/S/ JAMES R. MELLOR James R. Mellor	Director	October 23, 2001

/S/ WILLIAM P. RUTLEDGE William P. Rutledge	Director	October 23, 2001

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement (Equity)*

1.2	Form of Underwriting Agreement (Debt Securities)*

1.3	Form of Underwriting Agreement (Stock Purchase Contracts)*

1.4	Form of Underwriting Agreement (Stock Purchase Units)*

4.1
Restated Articles of Incorporation of the Company, effective October 31, 1988 (incorporated by reference to Exhibit 3(a) to the Company’s Annual Report on Form 10-K for the fiscal year ended
March 31, 1989)

4.2
Amendment to Restated Articles of Incorporation of the Company, effective August 10, 1992
(incorporated by reference to Appendix B to the Company’s Proxy Statement for the Annual Meeting
of Stockholders held on August 10, 1992)

4.3
Amendment to Restated Articles of Incorporation of the Company, effective July 31, 1996
(incorporated by reference to Appendix D to the Company’s Proxy Statement for the Annual Meeting
of Stockholders held on July 31, 1996)

4.4
Certificate of Amendment of Certificate of Designations of Series A Junior Participating Preferred
Stock, effective August 1, 1996 (incorporated by reference to the Company’s Current Report on Form
8-K dated August 1, 1996)

4.5
Amendment to Restated Articles of Incorporation, effective August 15, 2000 (incorporated by reference to Exhibit 3.5 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September
29, 2000)

4.6	Bylaws of the Company, amended and restated effective May 7, 2001 (incorporated by reference to Exhibit 3.6 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 30, 2001)

4.7	Rights Agreement dated as of February 18, 1998 (incorporated by reference to the Company’s Registration Statement on Form 8-A filed on February 25, 1998)

4.8	Form of Unsubordinated Indenture

4.9	Form of Subordinated Indenture

4.10	Form of specimen of any Unsubordinated Debt Security with respect to each particular series of Unsubordinated Debt Securities*

4.11	Form of specimen of any Subordinated Debt Security with respect to each particular series of Subordinated Debt Securities*

4.12	Form of Certificate of Designations with respect to Preferred Stock*

4.13	Form of specimen certificate representing shares of Preferred Stock*

4.14	Form of specimen certificate representing shares of Common Stock (incorporated by reference from Exhibit 4.1 to the Registration Statement on form S-3 (No. 33-57265) filed on January 13, 1995)

4.15	Form of Purchase Contract Agreement (Stock Purchase Contracts)*

4.16	Form of specimen of Stock Purchase Contract*

4.17	Form of Purchase Contract Agreement (Stock Purchase Units)*

4.18	Form of specimen of Stock Purchase Unit*

5.1	Opinion of Gibson, Dunn & Crutcher LLP

12.1	Computation of Ratios of Earnings to Fixed Charges and of Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends

Exhibit Number	Description

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (contained in signature page)

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 for the Unsubordinated Indenture Trustee**

25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 for the Subordinated Indenture Trustee**

*	To be filed by amendment hereto or by a Current Report on Form 8-K to be incorporated herein by reference in connection with the offering of the securities hereunder.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.